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                                                                    EXHIBIT 23.3

The Board of Directors
Paging and Cellular of Texas:


    We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3 of ProNet Inc. of our report dated September 8, 1995, with respect to the balance sheet of Paging and Cellular of Texas as of December 31, 1994 and the related statement of operations, stockholder's equity and cash flows for the year then ended, which report appears in the Form 8-K of ProNet Inc. dated January 16, 1996.



                                              /s/ KPMG PEAT MARWICK LLP
                                      ------------------------------------------
                                                KPMG Peat Marwick LLP

Houston, Texas
November 12, 1996